As filed with the Securities and Exchange Commission on July  __, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              EURONET SERVICES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                    74-2806888
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)


                                 HORVAT U. 14-24
                                  1027 BUDAPEST
                                     HUNGARY
                                011-361-224-1000
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                              EURONET SERVICES INC.
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                              CT CORPORATION SYSTEM
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (212) 664-7666
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            ARNOLD R. WESTERMAN, ESQ.
                     ARENT FOX KINTNER PLOTKIN & KAHN, PLLC
                          1050 CONNECTICUT AVENUE, N.W.
                            WASHINGTON, DC 20036-5339

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ------------------- --------------------- ---------------------- -----------------------
                                                               PROPOSED              PROPOSED
                                           AMOUNT              MAXIMUM               MAXIMUM
           TITLE OF SECURITIES             TO BE               OFFERING PRICE        AGGREGATE              AMOUNT OF REGISTRATION
            TO BE REGISTERED               REGISTERED (1)      PER SHARE (2)         OFFERING PRICE (2)     FEE
------------------------------------------ ------------------- --------------------- ---------------------- -----------------------

COMMON STOCK, $.02 PAR VALUE               2,000,000            $2.25                 $4,500,000             $1,251
------------------------------------------ ------------------- --------------------- ---------------------- -----------------------

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock. This registration statement constitutes the latest registration statement of a combined prospectus pursuant to Rule 429 of the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933 and based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on JULY 20, 1999.

                                     PART I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.          PLAN INFORMATION*

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information about the registrant required by Part I to be contained in a Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

        1. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 1998.

        3. The description of the registrant's Common Stock contained in the registration statement on Form 8-A (No. 0-22167), filed on February 21, 1997 with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Articles EIGHTH and NINTH of the registrant's certificate of incorporation provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         Article VII of the registrant's by-laws, as amended, provides that the registrant shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         See Exhibit Index on page 6.

ITEM 9. UNDERTAKINGS

         (a)     The registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                                       2_

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       3_

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ____________________, on the ___ day of June, 1999.

                                        EURONET SERVICES INC.


                                        By:_____________________________________
                                           Michael J. Brown
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael J. Brown and/or Daniel R. Henry true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

SIGNATURES                                           TITLE                                       DATE
----------                                           ------                                      ----


------------------------------------        Chairman of the Board of Directors,         June __, 1999
Michael J. Brown                            Chief Executive Officer and President

                                            Director and Chief Operating Officer        June __, 1999
------------------------------------
Daniel R. Henry

------------------------------------        Director                                    June__, 1999
Steven J. Buckley

------------------------------------        Director                                    June__, 1999
Eriberto R. Socimara

-------------------------------------       Director                                    June __, 1999
Andizej Oledowski

-------------------------------------       Director                                    June __, 1999
Thomas A. McDonnell


                                       4_



------------------------------------        Director                                    June __, 1999
Nicholas B. Callinan

                                            Chief Financial Officer and                 June __, 1999
------------------------------------
Dan Stevens                                 Chief Accounting Officer

                                       5_

                                  EXHIBIT INDEX
                                  -------------

Exhibit
-------

4.       Instruments defining the rights of security holders:

         (a) Euronet Services Inc. Stock Option Plan (incorporated by reference to Appendix A to the registrant's definitive proxy statement filed with the Commission on June 26, 1998 (file no. 000-22167)).

5. Opinion of Arent Fox Kintner Plotkin & Kahn re: validity of securities registered.


23.      Consents of experts and counsel:

         (a) Consent of KPMG Polska Sp. z o.o. (certified public accountants)


         (b) Consent of Arent Fox Kintner Plotkin & Kahn (counsel): included in exhibit 5

24.      Power of Attorney: included on signature page.



                                       6_